                                                                    EXHIBIT 2.1


           AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 5, 1998, by and among Boston Celtics Limited Partnership, a Delaware limited partnership ("BCLP"); Boston Celtics Limited Partnership II, a Delaware limited partnership ("BCLP II"); Castle Creek Partners, L.P., a Delaware limited partnership ("Castle Creek"); Celtics Limited Partnership, a Delaware limited partnership ("CLP"); Celtics, Inc., a Delaware corporation and currently the general partner of BCLP; BCLP II GP, Inc., a Delaware corporation and the general partner of BCLP II ("BCLP II GP"); Castle Creek Partners GP, Inc., a Delaware corporation and the general partner of Castle Creek ("Castle Creek GP"); Boston Celtics Corporation, a Delaware corporation and the general partner of CLP ("BCC"); and Celtics Capital Corporation, a Delaware corporation ("CCC").

                                   BACKGROUND

     BCLP is a master limited partnership the general partner of which is Celtics, Inc., and the limited partnership interests of which ("BCLP Units") are listed on the New York Stock Exchange ("NYSE"). The primary business of BCLP is the ownership and operation, through CLP, of the Boston Celtics franchise of the National Basketball Association (the "Team"). BCLP II and Castle Creek have been formed in anticipation of the Reorganization (as defined herein).

     The parties desire to reorganize so that the net assets of BCLP will be allocated between BCLP II and Castle Creek pro rata according to the respective proportions of holders of BCLP Units prior to the reorganization ("BCLP Unitholders") electing to participate in BCLP II and Castle Creek, respectively. In connection with that allocation and the reorganization as described herein, BCLP will cause to be formed the following entities: BCLP Merger, Inc. ("Merger Sub"); BCLP GP, Inc., a Delaware corporation ("BCLP GP"); Celtics Pride GP, a Delaware general partnership ("Celtics Pride"); Celtics Basketball Holdings, L.P., a Delaware limited partnership ("Celtics Basketball Holdings"); and Celtics Basketball, L.P., a Delaware limited partnership ("Celtics Basketball").

     CLP will transfer its interests in the Team to Celtics Basketball, all of the limited partnership interests of which will subsequently be held by Celtics Basketball Holdings. CLP will hold a 99.999% general partner interest in Celtics Pride, and BCLP will allocate limited partnership interests in Celtics Basketball Holdings between BCLP II (indirectly, through ownership of BCLP, CLP and Celtics Pride) and Castle Creek pro rata according to the elections of BCLP Unitholders. BCLP will also enter into that certain Plan and Agreement of Merger attached as Exhibit A hereto (the "Merger Agreement"), with Merger Sub, a wholly owned subsidiary of BCLP II, and BCLP II, pursuant to which Merger Sub will merge with and into BCLP, with the result that BCLP will be a wholly owned subsidiary of BCLP II (the "Merger"). The foregoing series of events are hereinafter referred to collectively as the "Reorganization."

     The Reorganization is to be accomplished through the contributions, distributions and asset transfers set forth in Exhibit B, as it may be amended from time to time.

     Pursuant to the Merger Agreement, on the date when the Merger becomes effective (the "Effective Date"), (i) all of the BCLP Units that are issued and outstanding as of the applicable record date, except for the BCLP Units with respect to which BCLP Unitholders have elected to receive Castle Creek Interests, will be converted automatically, by operation of law, on a one-for-one basis into an equal number of issued and outstanding units of BCLP II ("BCLP II Units"); and (ii) all of the outstanding shares of capital stock of Merger Sub will be converted automatically, by operation of law, into that number of issued and outstanding BCLP Units that equals the number of BCLP II Units into which Debenture Units (as defined herein) are converted in the Merger.

     The foregoing conversion of BCLP Units into BCLP II units is intended to constitute an exchange under Section 351(a) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Reorganization and

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the mode of carrying the same into effect, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                               THE REORGANIZATION

     1.1 THE INITIAL CONTRIBUTIONS AND DISTRIBUTIONS. The parties hereby agree to take all actions necessary to effect the contributions, distributions and asset transfers set forth in Exhibit B.

     Following consummation of the contributions, distributions and asset transfers set forth in Exhibit B, Celtics, Inc. will be the indirect owner, through BCLP GP and Castle Creek GP, of all of the general partner interests in both BCLP and Castle Creek. Castle Creek GP will be the direct owner of all of the general partner interests in Castle Creek (the book value of total general partner interests of Castle Creek GP in Castle Creek, the "Castle Creek GP Amount"). BCLP GP will be the direct owner of all of the general partner interests in BCLP.

     1.2 ELECTIONS AND APPROVAL OF BCLP UNITHOLDERS. BCLP will take the following actions with respect to its unitholders:

          (a) SEC FILINGS. In connection with the Reorganization, BCLP will prepare or has prepared for filing with the Securities and Exchange Commission ("SEC"), the following documents: (i) a registration statement ("Registration Statement") and prospectus (the "Prospectus") on Form S-4 under the Securities Act of 1933 (the "Securities Act"); and (ii) a report on Schedule 13E-3 under the Exchange Act (the "Schedule 13E-3"). BCLP II and Castle Creek will join BCLP in filing the Registration Statement and Prospectus. Certain affiliates of BCLP will join in filing the Schedule 13E-3.

          (b) RECORD DATE. Prior to the declaration of effectiveness of the Registration Statement by the SEC, BCLP will set a record date as of which record holders of BCLP Units will be entitled to receive the combined Prospectus and Information Statement, including the Schedule 13E-3 information (the "Disclosure Document") and make the BCLP Unitholder elections referred to in subsection (d) of this Section 1.2 ("Record Date"). Holders of BCLP Units as of the Record Date are referred to below as "Eligible Unitholders."

          (c) MAILING OF DISCLOSURE DOCUMENT. As promptly as possible following the declaration of effectiveness by the SEC (on the "Mailing Date"), the Disclosure Document will be mailed to Eligible Unitholders.

          (d) UNITHOLDER ELECTIONS. In the same package as the mailing of the Disclosure Document, BCLP will include an election form, by means of which BCLP will seek from Eligible Unitholders their elections to receive a distribution of either Castle Creek Interests or 6% Subordinated Debentures due 2038 of BCLP (the "Debentures") and cash, or some combination of Castle Creek Interests or Debentures and cash, with respect to their BCLP Units. Eligible Unitholders will be entitled to receive one Castle Creek Interest for each 100 BCLP Units held on the Record Date, or one Debenture and $1 in cash for each BCLP Unit held on the applicable record date (the "Distribution Record Date"). Fractional shares of Castle Creek Interests will not be issued in the Reorganization. BCLP or its appointed agent must receive completed election forms from Eligible Unitholders on or before the date designated by BCLP ("Election Deadline"). Eligible Unitholders who make no timely election will receive distributions of Debentures and cash with respect to all of their BCLP Units.

          (e) UNITHOLDER CONSENTS. Celtics, Inc. hereby grants its approval of all aspects of the Reorganization, and directs BCLP to seek approval from its Eligible Unitholders of the Reorganization by written consent without a meeting. BCLP will seek to obtain the approval of a majority of Eligible Unitholders by written consent for the Reorganization as a whole, including approval of the transactions undertaken pursuant to the Merger Agreement (the "Reorganization Consent").

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          (f) ELECTION TALLY.  Promptly following the Election Deadline, BCLP or its appointed agent will determine the total number of BCLP Units ("Castle Creek Election Units") with respect to which Eligible Unitholders have made proper elections to receive Castle Creek Interests. All BCLP Units that are not Castle Creek Election Units will entitle the Eligible Holders thereof (or their transferees) to distributions of Debentures and cash ("Debenture Units"). The foregoing determination is referred to below as the "Election Tally."

     1.3 PRO RATA ADJUSTMENTS. The total assets held, directly and indirectly, by BCLP prior to the contributions and distributions described in Section 1.1, are referred to as the "BCLP Assets." Promptly following the Election Tally, the assets of BCLP II and Castle Creek, including interests in Celtics Basketball Holdings, will be adjusted in accordance with the following formula. The "Castle Creek Percentage" will be determined by (a) dividing the number of Castle Creek Election Units by the total number of issued and outstanding BCLP Units (the "Fraction"), and (b) multiplying the Fraction times (i) the total amount of net investment assets of BCLP, (ii) 100% of the limited partnership interests in Celtics Basketball Holdings, (iii) the Total BCLP GP Amount, and (iv) the total number of issued and outstanding BCLP Units on the Record Date. If the products of that multiplication are different in amount from the amount of the (w) Castle Creek Investment Assets, (x) Castle Creek Celtics Basketball Holdings Interests,
(y) Castle Creek GP Amount, and (z) 100 times the number of Castle Creek Interests held by BCLP, respectively, on that date, then appropriate adjustments will be made by means of transfers of assets and units, as applicable, to ensure that the assets of Castle Creek will equal the Fraction multiplied by the BCLP Assets.

     1.4 BCLP UNITHOLDER DISTRIBUTIONS. The following distributions will take place on the Closing Date (defined below), immediately prior to the effectiveness of the Merger:

          (a) CASTLE CREEK INTERESTS. For each 100 Castle Creek Election Units, BCLP will distribute one Castle Creek Interest to the Eligible Unitholder who made a proper election to receive Castle Creek Interests (or the transferee thereof) with respect to the BCLP Units owned as of the Distribution Record Date by the Eligible Unitholder.

          (b) DEBENTURES AND CASH. For each Debenture Unit, BCLP will distribute one Debenture and $1 in cash to the Eligible Unitholder (or the transferee thereof) who held that Debenture Unit on the Distribution Record Date.

     1.5 THE MERGER.  Immediately following the distributions described in
Section 1.4, the Merger will be consummated pursuant to the Merger Agreement. Upon consummation of the Merger, (a) Debenture Units will by operation of law be converted into BCLP II Units, (b) Castle Creek Election Units will be canceled, and (c) all of the outstanding shares of capital stock of Merger Sub will be converted automatically, by operation of law, into that number of issued and outstanding BCLP Units that equals the number of BCLP II Units into which Debenture Units are converted in the Merger.

     1.6 CLOSING AND EFFECTIVE TIME. Subject to BCLP's obtaining the Reorganization Consent and subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the business day on which the last of the conditions set forth in Article IV is fulfilled or waived or
(ii) at such other date as the parties hereto may agree (the "Closing Date"), at 10:00 A.M. (local time) at the offices of Gibson, Dunn & Crutcher LLP, Washington, D.C., or at such other place or time as the parties hereto may agree. The Merger shall become effective as set forth in Article I of the Merger Agreement (the "Effective Time"). At the Closing, the transfer agent with respect to the BCLP Units will be authorized to make the distributions set forth in Section 1.4 hereof, and immediately thereafter a certificate of merger shall be filed in the Office of the Secretary of State of Delaware.

     1.7 AMENDMENT TO PARTNERSHIP AGREEMENTS AND RATIFICATION. To the extent that any terms of this Article I may be inconsistent with the provisions of the Amended and Restated Agreement of Limited Partnership of BCLP dated as of December 4, 1986 and as amended to the date hereof (the "BCLP Partnership Agreement"), and of the Amended and Restated Agreement of Limited Partnership Agreement of Celtics Limited Partnership dated January 21, 1993 (the "CLP Partnership Agreement"), the Reorganization Consent by the limited partners as set forth in subsection 1.2(e) shall be deemed to be (i) an amendment

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and waiver of any such provisions in order to effectuate the Reorganization and
(ii) a ratification and approval of Celtics, Inc.'s actions in connection with the adoption and implementation of this Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Each of the parties represents and warrants to each of the other parties that:

     2.1 ORGANIZATION AND GOOD STANDING OF THE PARTNERSHIPS, THE GENERAL PARTNERS, CCC AND MERGER SUB. At the Effective Date, each of the Partnerships will be a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware; Celtics Pride will be a general partnership formed under the laws of the State of Delaware; and each of the General Partners, CCC and Merger Sub will be corporations duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2.2 AUTHORIZATION. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on the part of each of the parties hereto, except for the Reorganization Consent. This Agreement has been duly executed and delivered by each of the parties and is enforceable against each of them, respectively, in accordance with its terms.

     2.3 INFORMATION STATEMENT; OTHER INFORMATION. BCLP represents that the Registration Statement, the Schedule 13E-3 and all other filings with the SEC in connection with the Reorganization comply in all material respects with the Securities Act and the Exchange Act, as the case may be, and that these materials do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Each other party hereto who manually executes a document filed with the SEC makes the same representation with respect to the contents of such document.

     2.4 CONSENTS AND APPROVALS; NO VIOLATION. Except as to certain amendments of the BCLP Partnership Agreement and the CLP Partnership Agreement (collectively, the "Partnership Agreement Amendments"), which may have been made prior to the Closing Date, each of the parties severally represents that neither the execution and delivery of this Agreement by it nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of its currently effective agreement of limited partnership or certificate of incorporation, as applicable; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or body, except (i) pursuant to the Securities Act and the Exchange Act or the rules and requirements of any national securities exchange or the National Association of Securities Dealers, Inc., (ii) the filing of a certificate of merger pursuant to the Delaware Revised Uniform Limited Partnership Act and the General Corporation Law of the State of Delaware, (iii) filings under state securities laws or in connection with maintaining the good standing and qualification of any of the Partnerships, the General Partners, CCC or Merger Sub following the Effective Time, (iv) Hart-Scott-Rodino Antitrust Improvements Act of 1976 filings, if any, (v) the approval by BCLP Unitholders of the Reorganization, including the Partnership Agreement Amendments, (vi) all required approvals by the National Basketball Association, if any, or (vii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on the parties; (c) result in a default (or give rise to any right of termination, unilateral modification or amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which any of the Partnerships, the General Partners, CCC or Merger Sub is a party or by which the Partnerships, the General Partners, CCC or Merger Sub or any of their respective assets may be bound, except for such defaults (or rights of termination, unilateral modification or amendment, cancellation or acceleration) which in the aggregate would not have a material adverse effect on the parties; or (d) violate any order, writ, injunction, decree, judgment, ordinance, statute, rule or regulation applicable to the parties or any of their respective properties or businesses, except for violations (other than of orders, writs, injunctions or decrees) which would not in the aggregate have a material adverse effect on the parties.

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                                  ARTICLE III

                      ADDITIONAL COVENANTS AND AGREEMENTS

     3.1 LEGAL CONDITIONS TO REORGANIZATION; AGREEMENT TO COOPERATE. Each of the parties hereto will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Reorganization. Each of the parties shall use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the Reorganization, including (i) the preparation and filing with applicable authorities all requisite applications and amendments thereto, together with related information, data and exhibits, (ii) securing all necessary waivers, consents and approvals, (iii) effecting all necessary registrations, filings and submissions; (iv) defending any suit, action or proceeding challenging the Reorganization or any of the transactions contemplated thereby; (v) obtaining the satisfaction of the conditions specified in Article IV.

     3.2 FEES AND EXPENSES. Whether or not the Reorganization is consummated, all costs and expenses incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereunder shall be paid by BCLP.

     3.3 STOCK EXCHANGE LISTING. Each of BCLP and BCLP II shall use their respective best efforts to cause the BCLP II Units and the Debentures, respectively, to be issued in the Reorganization to be approved for listing on the NYSE subject to official notice of issuance, prior to the Effective Date.

     3.4 INDEMNIFICATION. BCLP before the Effective Date, and BCLP II and Castle Creek jointly after the Effective Date, shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Date, an officer, director, partner, stockholder, agent or fiduciary of BCLP, BCLP II, Castle Creek, their respective general partners or their respective affiliates (collectively, "Indemnified Parties") from and against any damages, losses, claims, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of, or in connection with, any claim, action, suit, proceeding or investigation ("Proceeding") to which any Indemnified Party may be or become subject by virtue of the fact that such person was an officer, director, partner or stockholder of one or more of such entities, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date, in each case to the fullest extent permitted by law; and BCLP before the Effective Date and BCLP II and Castle Creek jointly after the Effective Date, will pay or reimburse expenses (including attorney's fees) in advance of the final disposition of any such Proceeding to each Indemnified Party to the fullest extent permitted by law upon receipt of an undertaking to repay such expenses if and when requested to do so under applicable law. Any Indemnified Party wishing to claim indemnification under this Section 3.4 shall, upon learning of any Proceeding, promptly notify BCLP or BCLP II and Castle Creek, as the case may be. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

     3.5 TAX INDEMNITY; TAX BENEFITS. Castle Creek hereby agrees to indemnify and reimburse BCLP for all taxes imposed by any taxing authority on BCLP and subsidiaries that are not yet paid, and all liabilities, claims and expenses relating to potential obligations of BCLP for payment of taxes ("Tax Amounts and Expenses"), in each case only to the extent Tax Amounts and Expenses are attributable to periods prior to the Effective Date; provided, however, that Castle Creek's obligation to indemnify and reimburse Tax Amounts and Expenses under this Section 3.5 shall be limited to a proportionate amount of such Tax Amounts and Expenses that is equal to the Proportionate Election.

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                                   ARTICLE IV

                        CONDITIONS TO THE REORGANIZATION

     4.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
REORGANIZATION. The respective obligations of the parties to effect the Reorganization shall be subject to the satisfaction, on or before the Effective Date, of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES AND PERFORMANCE. The representations and warranties of each of the other parties herein contained shall be true and correct on the Effective Date with the same effect as though made at such time. Each of the other parties shall have performed in all material respects all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Effective Date.

          (b) PENDING LITIGATION. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement.

          (c) LIMITED PARTNER APPROVAL. The Reorganization Consent shall have been obtained.

          (d) REGULATORY APPROVAL. All authorizations, consents and permits required to perform this Agreement and the Merger Agreement (including requisite approvals from the National Basketball Association, if any) shall have been obtained without any conditions deemed, in the reasonable discretion of Celtics, Inc., to be unduly burdensome, and the required statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, shall have expired or been terminated.

          (e) REGISTRATION STATEMENT. The Registration Statement filed pursuant to Section 1.2 (a) shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

          (f) NYSE AND BSE LISTING. The BCLP II Units shall have been approved for listing on the NYSE and BSE, upon official notice of issuance; and the Debentures shall have been approved for listing on the NYSE, upon official notice of issuance.

          (g) BLUE SKY COMPLIANCE. BCLP and Castle Creek shall have complied with all requirements of state securities or "blue sky" laws with respect to the issuance of the Castle Creek Interests in the Reorganization.

          (h) TAX OPINION. The tax opinion of Roberts & Holland LLP delivered to Celtics, Inc. and filed as an exhibit to the Registration Statement shall not have been rescinded prior to the Effective Date. A tax ruling, satisfactory in form and substance to BCLP, shall have been obtained from the Internal Revenue Service.

          (i) VALIDITY OPINION. The Delaware law opinion of Gibson, Dunn & Crutcher LLP filed as an exhibit to the Registration Statement shall not have been rescinded prior to the Effective Date.

          (j) CHANGES IN APPLICABLE LAW. There shall have been no material change in effect or pending in applicable law, including with respect to the taxation of the Reorganization, the Partnerships or the Debentures.

          (k) CONSUMMATION OF THE DISTRIBUTIONS.  The distributions provided by
     Section 1.4 and the Merger shall have been consummated.

          (l) OTHER DOCUMENTATION. The parties hereto shall have entered into such other agreements as are contemplated by the Reorganization, including, without limitation, the Indenture, on terms satisfactory to the parties hereto.

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                                   ARTICLE V
                          TERMINATION AND ABANDONMENT

     5.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Effective Time, whether before or after the Reorganization Consent is obtained, by action of the Board of Directors of Celtics, Inc.

     5.2 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after BCLP obtains the Reorganization Consent, no amendment may be made which decreases the amount or changes the type of consideration to which the unitholders of BCLP are entitled under this Agreement or otherwise materially adversely affects the rights of the BCLP Unitholders without the further approval of the BCLP Unitholders.

     5.3 WAIVER. At any time prior to the Effective Time any party hereto may waive compliance with any of the agreements of any other party or with any conditions to the obligations of such other party; provided, however, that after BCLP obtains the Reorganization Consent, no waiver may be given which materially adversely affects the rights of the unitholders of BCLP without the further approval of the unitholders. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                                   ARTICLE VI
                                 MISCELLANEOUS

     6.1 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by telecopy or facsimile transmission (with hard copy to follow), registered or certified mail, postage prepaid, or Federal Express or similar overnight delivery services addressed, in the case of all parties at:
                                            Richard G. Pond
                                            c/o Celtics, Inc. Group
                                            33 East 63rd Street
                                            New York, New York 10021

     with required copies to:
                                            John F. Olson, Esq.
                                            Gibson, Dunn & Crutcher LLP
                                            1050 Connecticut Avenue, N.W.
                                            Washington, D.C. 20036

     and:
                                            Jeffrey L. Holden, Esq.
                                            Zapruder & Odell
                                            601 13th Street, N.W.
                                            Washington, D.C. 20005

     or such other address as shall be furnished in writing by any party to the others prior to the giving of the applicable notice or communication.

     6.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.3 HEADINGS. The headings herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

     6.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

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

     6.5 COOPERATION; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and to do, or cause to be done, all things necessary, proper or provisions of this Agreement and under applicable law to effective the transactions contemplated by this Agreement.

     6.6 NO RIGHTS, ETC. Nothing in this Agreement express or implied is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

     6.7 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts made and to be performed in that State.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Reorganization to be duly executed as of the date first above written.

                                          BOSTON CELTICS LIMITED PARTNERSHIP

                                          By: Celtics, Inc., its General Partner

                                             By:

                                               ---------------------------------
                                               RICHARD G. POND
                                               EXECUTIVE VICE PRESIDENT,
                                               CHIEF OPERATING OFFICER,
                                               TREASURER AND SECRETARY

                                          BOSTON CELTICS LIMITED PARTNERSHIP II

                                          By: BCLP II GP, Inc., its General
                                              Partner

                                             By:

                                               ---------------------------------
                                               RICHARD G. POND
                                               EXECUTIVE VICE PRESIDENT,
                                               CHIEF OPERATING OFFICER,
                                               TREASURER AND SECRETARY

                                          CASTLE CREEK PARTNERS L.P.

                                          By: Castle Creek Partners GP, Inc.,
                                              its General Partner

                                             By:

                                               ---------------------------------
                                               RICHARD G. POND
                                               EXECUTIVE VICE PRESIDENT,
                                               CHIEF OPERATING OFFICER,
                                               TREASURER AND SECRETARY

                                          CELTICS LIMITED PARTNERSHIP

                                          By: Boston Celtics Corporation, its
                                              General Partner

                                             By:

                                               ---------------------------------
                                               RICHARD G. POND
                                               EXECUTIVE VICE PRESIDENT,
                                               CHIEF OPERATING OFFICER,
                                               TREASURER AND SECRETARY

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

                                          CELTICS CAPITAL CORPORATION

                                          By: Celtics, Inc., its General Partner

                                             By:

                                               ---------------------------------
                                               RICHARD G. POND
                                               EXECUTIVE VICE PRESIDENT,
                                               CHIEF OPERATING OFFICER,
                                               TREASURER AND SECRETARY

                                          CELTICS, INC.

                                             By:

                                               ---------------------------------
                                               RICHARD G. POND
                                               EXECUTIVE VICE PRESIDENT,
                                               CHIEF FINANCIAL OFFICER,
                                               CHIEF OPERATING OFFICER,
                                               TREASURER AND SECRETARY

                                          BCLP II GP, INC.

                                             By:

                                               ---------------------------------
                                               RICHARD G. POND
                                               EXECUTIVE VICE PRESIDENT,
                                               CHIEF OPERATING OFFICER,
                                               TREASURER AND SECRETARY

                                          CASTLE CREEK PARTNERS GP, INC.

                                             By:

                                               ---------------------------------
                                               RICHARD G. POND
                                               EXECUTIVE VICE PRESIDENT,
                                               CHIEF OPERATING OFFICER,
                                               TREASURER AND SECRETARY

                                          BOSTON CELTICS CORPORATION

                                             By:

                                               ---------------------------------
                                               RICHARD G. POND
                                               EXECUTIVE VICE PRESIDENT,
                                               CHIEF OPERATING OFFICER,
                                               TREASURER AND SECRETARY

                                    EXHIBIT A

                          PLAN AND AGREEMENT OF MERGER

                                   EXHIBIT B

                          REORGANIZATION TRANSACTIONS

The Reorganization is to be accomplished through the following steps in the following order:

     (a) CLP's contribution of the Team to Celtics Basketball in exchange for a 99.999% limited partnership interest in Celtics Basketball;

     (b) BCLP's contribution of approximately $39,600,000 in investment assets to Castle Creek, and approximately $400,000 in investment assets to Castle Creek GP, followed by Castle Creek GP's contribution of the $400,000 in investment assets to Castle Creek in return for a 1% general partner interest in Castle Creek;

     (c) the purchase by CLP of a certain investment asset (the "Hood Asset") from CCC for approximately $6,500,000;

     (d) the contribution by CLP of all of its limited partnership interests in Celtics Basketball and the Hood Asset to Celtics Basketball Holdings in exchange for a 99.999% limited partnership interest in Celtics Basketball Holdings;

     (e) the distribution by CLP of (i) 99% of 50.116473% of its limited partnership interest in Celtics Basketball Holdings to BCLP (the "CLP-BCLP Distribution"), and (ii) 1% of 50.116473% of its limited partnership interests in Celtics Basketball Holdings to BCC (the "CLP-BCC Distribution");

     (f) the contribution by BCLP of (i) 99% of the CLP-BCLP Distribution to Castle Creek, and (ii) 1% of the CLP-BCLP Distribution to Castle Creek GP, followed by the contribution by Castle Creek GP of its 1% of the CLP-BCLP Distribution to Castle Creek;

     (g) the contribution by BCC of the CLP-BCC Distribution to Castle Creek in exchange for Castle Creek Interests;

     (h) the contribution by CLP of the remainder of its limited partnership interests in Celtics Basketball Holdings to Celtics Pride;

     (i) the distribution by BCLP of all of the issued and outstanding stock of Castle Creek GP to Celtics, Inc.;

     (j) the contribution by Celtics, Inc. of its 1% general partner interest in BCLP to BCLP GP;

     (k) the contribution by BCLP II GP of approximately $200,000 in cash to BCLP II, subject to later adjustment based on market trading prices;

     (l) the election by BCLP Unitholders to receive Castle Creek Interests at a ratio of one Castle Creek Interest for each one hundred BCLP Units with respect to which such election is made;

     (m) the distribution by BCLP to BCLP Unitholders who so elect of Castle Creek Interests;

     (n) the distribution by BCLP to BCLP Unitholders, who either so elect or who make no election, of 6% Subordinated Debentures due 2038 of BCLP, as more fully described in that certain Indenture to be entered into between BCLP and Chase Manhattan Bank, as trustee, to be dated June 30, 1998, and $1 in cash; and

     (o) the merger of Merger Sub with and into BCLP, with BCLP being the surviving entity, pursuant to the Merger Agreement.